UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2008

Union Pacific Corporation

(Exact name of registrant as specified in its charter)

Utah	1-6075	13-2626465
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (402) 544-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d)	Election of Directors.

On December 5, 2008, Jose H. Villarreal, age 55, accepted an offer from the Board of Directors of Union Pacific Corporation (the Company) to become a director of the Company, effective January 1, 2009. Mr. Villarreal is a Senior Advisor with the law firm of Akin, Gump, Strauss, Hauer & Feld, LLP. The Company issued a press release on December 8, 2008, regarding the election of Mr. Villarreal, which is attached hereto as Exhibit 99.1.

The Board of Directors did not appoint Mr. Villarreal to serve on any committees at the time of the election. Information regarding any committee appointments will be provided in an amendment to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press Release of Union Pacific Corporation, dated December 8, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2008

UNION PACIFIC CORPORATION

By:	/s/ J. Michael Hemmer
J. Michael Hemmer
Senior Vice President – Law and General Counsel

Exhibit Index

99.1	Press Release of Union Pacific Corporation, dated December 8, 2008